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                                                                   EXHIBIT 99.02


                           THE ASSOCIATED GROUP, INC.
                              AMENDED AND RESTATED
                              1994 STOCK OPTION AND
                            INCENTIVE AWARD PLAN (As
                              of January 14, 2000)


1.    Purpose.
      --------

      The purpose of this Amended and Restated 1994 Stock Option and Incentive Award Plan (the "Plan"), which amends and restates and supersedes in its entirety the Prior Plan (as defined below), is to implement the provisions of the Amended and Restated Agreement and Plan of Merger dated as of October 28, 1999 (the "Merger Agreement"), by and among AT&T Corp., a New York corporation ("AT&T"), A-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and The Associated Group, Inc., a Delaware corporation ("AGRP"), with respect to the conversion of AGRP Options (as defined below) into Options (as defined below). Pursuant to the Merger Agreement, at the effective time of the Merger (such date and time, the "Effective Time"), Merger Sub was merged with and into AGRP, with AGRP surviving the Merger as a wholly owned subsidiary of AT&T (the "Merger"). At the Effective Time, (i) each share of common stock of AGRP outstanding immediately prior to the Effective Time was converted into (A) shares of Class A Liberty Media Group Stock, par value $1.00 per share, of AT&T ("Class A Liberty Group Stock") and (B) a fraction of a share of Common Stock, par value $1.00 per share, of AT&T, as set forth in the Merger Agreement, and (ii) each stock option to purchase shares of Common Stock, Class B, par value $.10 per share, of AGRP ("AGRP Stock") under the Prior Plan outstanding immediately prior to the Effective Time, to the extent a valid Rollover Election (as defined below) was made with respect to such option (prior to the Effective Time, such option with respect to the number of shares of AGRP Stock as to which a valid Rollover Election was made being referred to as an "AGRP Option") was assumed by AT&T and converted into a fully vested and exercisable option to purchase that number of shares of Class A Liberty Group Stock determined by multiplying the number of shares of

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AGRP Stock subject to such AGRP Option immediately prior to the Effective Time by 2.04, at an exercise price per share of Class A Liberty Group Stock equal to the exercise price per share of AGRP Stock subject to such AGRP Option immediately prior to the Effective Time divided by 2.04 (rounded down to the nearest whole cent). Each AGRP Option so assumed by AT&T and converted into an option to purchase shares of Class A Liberty Group Stock, after giving effect to such assumption and conversion, is referred to herein as an "Option." The Merger Agreement further provides that if the foregoing calculation as to the number of shares of Class A Liberty Group Stock for which an Option is exercisable results in an Option being exercisable for a fraction of a share of Class A Liberty Group Stock, then the number of shares of Class A Liberty Group Stock subject to such Option shall be rounded up to the nearest whole number of shares. Each Option shall be subject to the terms and conditions set forth in the Plan, including (and notwithstanding the third sentence of Section 2.3(b) of the Merger Agreement) any such terms and conditions which are not set forth in, or are inconsistent with, the Prior Plan. AT&T assumed options with respect to no more than two million Shares of AGRP Stock.

2.    Definitions.

            The following terms, as used herein, shall have the following meanings:

            (a)   "AGRP" shall have the meaning set forth in Section 1 hereof.

            (b) "AGRP Option" shall have the meaning set forth in Section 1 hereof.

            (c) "AGRP Stock" shall have the meaning set forth in Section 1 hereof.

            (d)   "Award" shall mean an Option.

            (e) "Award Agreement" shall mean the written agree ment between AGRP and a Participant with respect to an AGRP Option entered into at or after the time of grant of an AGRP Option, which, from and after the Effective Time, shall be deemed to evidence an Award and shall be


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                  subject to the terms and conditions of the Plan.

            (f)   "Board" shall mean the Board of Directors of AT&T.

            (g) "Class A Liberty Group Stock" shall have the meaning set forth in Section 1 hereof.

            (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (i) "Committee" shall mean the Compensation Committee or other committee of the Board comprised of non-employee directors of AT&T which administers the Plan.

            (j) "Effective Time" shall have the meaning set forth in Section 1 hereof.

            (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (l) "Expiration Date" shall have the meaning set forth in Section 6(e) hereof.

            (m) "Fair Market Value" per share of Stock as of a particular date shall mean (i) the closing sale price per share of Stock as of 4:00 p.m. eastern standard time on such date, or if such date is not a trading day, on the next preceding trading day, (A) on the national securities exchange on which the Stock is principally traded, or (B) if the Stock is not then traded on a national securities exchange, on the NNM, or (ii) if the Stock is not then traded on a national securities exchange and sales of the Stock are not then reported on the NNM, but the Stock is then quoted on an over-the-counter market other than the NNM, the average of the closing per share bid and asked prices for the Stock in such over-the-counter market on such date, or if such date is not a trading day, on the next preceding trading day, or (iii) if the shares of Stock are not then traded on a national securities exchange, sales of the Stock are not then reported on the NNM and the Stock is not then quoted on an over-the-counter mar-


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                  ket other than the NNM, such value as the Committee, in its sole discretion, shall determine.

            (n)   "NNM" shall mean the Nasdaq National Market.

            (o)   "Option" shall have the meaning set forth in Section 1 hereof.

            (p)   "Participant" shall mean a holder of an Option.

            (q)   "Plan" shall have the meaning set forth in Section 1 hereof.

            (r) "Prior Plan" shall mean The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan as in effect immediately prior to the Effective Time.

            (s)   "Rollover Election" shall have the meaning set forth in
                  Section 3.7 of the Merger Agreement.

            (t) "Stock" shall mean shares of Class A Liberty Group Stock, or other securities for which an Option becomes exercisable as a result of an equitable adjustment pursuant to the Plan.

3.    Administration.
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      The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in connection with the administra tion of the Plan.

4.    Eligibility.
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      Only Participants shall be eligible to participate in the Plan.

5.    Stock Subject to the Plan; Limitation on Grants.
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      The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 4,080,000,

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subject to equitable adjustment as provided herein. Such shares of Stock may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by AT&T in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, not be available for Awards under the Plan.

      In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award.

6.    Terms of Stock Options.
      -----------------------

      Each Option is evidenced by an Award Agreement, which Award Agreement shall be subject to the following terms and conditions and the other provisions of the Plan. In the event of any conflict or inconsistency between the terms of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

      (a) Number of Shares. The number of shares of Stock to which an Option
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relates shall be the number of shares of AGRP Stock subject to the applicable
AGRP Option immediately prior to the Effective Time, multiplied by 2.04 (with any fraction of a share of Class A Liberty Group Stock resulting from such calculation being rounded up to the nearest whole share). The number of
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shares of Stock to which an Option relates shall be subject to adjustment as provided in Section 5 hereof.

      (b) Type of Option. Each Option constitutes an option that does not
          ---------------
qualify as an "incentive stock option" under Section 422(b) of the Code.

      (c) Option Price. The Option price per share of Stock subject to an Option
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shall be the price set forth in Section 1 of the Award Agreement with respect to such Option, divided by 2.04, rounded down to the nearest whole cent. The Option price shall be subject to adjustment as provided in Section 5 hereof.

      (d) Method and Time of Payment. The Option price shall be paid in full, at
         ----------------------------
the time of exercise, in cash (including cash received from AGRP as compensation or cash borrowed from AGRP), in shares of Stock having a Fair Market Value equal to such Option price, in a combination of cash and Stock or, in the sole discretion of the Committee, through a cashless exercise procedure.

      (e) Term and Exercisability of Options. Notwithstanding any provision of
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any Award Agreement to the contrary, each Option shall be and remain exercisable with respect to all of the shares of Stock subject thereto until the close of business on the original expiration date set forth in the related Award
Agreement (as to any Option, the "Expiration Date"). In no event will an Option continue to be exercisable after the Expiration Date. An Option may be exercised, as to any or all shares of Stock subject thereto by written notice delivered in person or by mail to Liberty Media Corporation, 9197 South Peoria Street, Englewood, CO 80112, Attn: Controller, specifying the number of shares of Stock with respect to which the Option is being exercised, together with payment in full of the Option price in accordance with Section 6(d) hereof. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which Liberty Media Corporation receives both the notification and the payment.

      (f) Exercise for Cash in Lieu of Stock. Notwithstanding any other
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provision of the Plan or any provision of an Award Agreement, in the event of a change in applicable law that makes the issuance of shares of


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Class A Liberty Group Stock upon exercise of an Option taxable to AT&T or any member of its consolidated group for United States federal income tax purposes, such Option will be exercisable upon payment of the applicable exercise price solely for an amount in cash equal to the then Fair Market Value of such shares of Class A Liberty Group Stock which would otherwise have been issuable upon such exercise.

7.    General Provisions.
      -------------------

      (a) Compliance with Legal Requirements. The Plan and the exercise of
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Awards, and the other obligations of AT&T under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. AT&T, in its discretion, may postpone the issuance or delivery of Stock under any Award as AT&T may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock, in order to comply with applicable laws, rules and regulations.

      (b) Nontransferability. Awards shall not be transferable other than
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transfers by the holder of an Award (i) to his or her family members (to the extent permitted by Rule 16b-3 under the Exchange Act), (ii) by will or the laws of descent and distribution, (iii) if then permitted by Rule 16b-3 under the Exchange Act, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iv) for charitable or estate or tax planning purposes (provided such transfer does not constitute a "transfer for value" within the meaning of the General Instructions to Form S-8), and shall be exercisable during the lifetime of a Participant only by such Participant, his guardian, legal representative or any transferee referred to in clauses (i) through (iv) above.


      (c) No Right To Continued Employment. Nothing in the Plan or in any Award
          ---------------------------------
Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of AGRP

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or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of AGRP to terminate such Participant's employment.

      (d) Withholding Taxes. Where a Participant or other person is entitled to
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receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, AT&T shall have the right to require the Participant or such other person to pay to AT&T the amount of any taxes which AT&T may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates repre senting such shares.

      Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing AT&T to withhold from the shares of Stock or cash otherwise payable to such Participant (1) such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to AT&T previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in
(b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Exchange Act with respect to the Stock, must be made not less than six months prior to the date such Participant's withholding tax obligation arises.


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      (e) Amendment and Termination of the Plan. The Board or the Committee may
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at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no such action shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award. The Plan will automatically terminate on December 31, 2004. If the Plan terminates, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

      (f) Participant Rights. A Participant or a transferee of an Award shall
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have no rights as a Stockholder with respect to any shares of Stock covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

      (g) No Fractional Shares. As contemplated by Section 1 of the Plan, no
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fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

      (h) Governing Law. The Plan and all determinations made and actions taken
          --------------
pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

      (i) Effective Date. In accordance with Section 10(e) of the Prior Plan,
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the Plan was authorized and approved by an Action by Unanimous Written Consent of the committee of the board of directors of AGRP administering the Prior Plan, and, pursuant thereto, became effective at the Effective Time.

      (j) Beneficiary. A Participant may file with the Committee a written
          ------------
designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.


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